Exhibit 99.1

Crescent Financial Corporation Announces 46% Increase in December 31, 2005

Quarterly Earnings and 35% Increase in 2005 Annual Earnings

CARY, N.C., Jan. 19 /PRNewswire-FirstCall/ — Crescent Financial Corporation (Nasdaq: CRFN), parent company of Crescent State Bank today announced unaudited net income for the year ended December 31, 2005 of $3,144,000 reflecting a 35% increase over net income of $2,333,000 for the year ended December 31, 2004. Diluted earnings per share for the current twelve-month period were $.70 compared to split-adjusted diluted earnings per share of $.54 for the prior year period reflecting a 30% increase. The increase in earnings for 2005 was primarily the result of strong earning asset growth and an improved net interest margin due to rising interest rates. Net interest income, the difference between interest income on earning assets and interest expense on interest-bearing liabilities, increased by 34% from $10.4 million in 2004 to $14.0 million in 2005. Non-interest income increased by 3% from $2.3 million to $2.4 million. Non-interest income in 2004 included a non-recurring gain of $118,000 on the sale of a membership interest in a mortgage company. Excluding the non-recurring item, non-interest income increased by 9%. Non-interest expenses increased by 26% from $8.5 million to $10.8 million primarily in the areas of personnel, occupancy and data processing expenses as the Company continued to execute its growth and expansion plan. The Company opened two new full-service branch offices and a loan production office during the year. Additionally, a new Operations facility was opened in April 2005 and banking support personnel have been hired throughout the year to help manage the $80 million in new asset growth in 2005.

Unaudited net income for the three-month period ended December 31, 2005 was $1,005,000 or $.20 per diluted share compared to $689,000 or $.16 per share for the three-month period ended December 31, 2004. In comparing results for the two quarterly periods, net income increased by 46%, net interest income increased by 35%, non-interest income increased by 22% and non-interest expenses increased by 32%. Due to anticipated loan pay-downs received during the fourth quarter, coupled with new loan fundings at a slightly lower level than experienced through the first nine months of the year, the provision for loan losses was approximately $190,000 less than the average provision over the previous three quarters of 2005.

Crescent Financial Corporation reported total assets on December 31, 2005 of $411 million reflecting a 24% increase over total assets of $331 million on December 31, 2004. Total net loans increased by 28% from $254 million at December 31, 2004 to $324 million at December 31, 2005. Total deposits increased 18% from $274 million at December 31, 2004 to $322 million at December 31, 2005. Total stockholders’ equity grew by 55% from $27 million at December 31, 2004 to $41 million at December 31, 2005.

Mike Carlton, President and CEO stated, “We are pleased to be able to report to our shareholders the significant increase in net income over the past twelve months. Our focus has been to balance consistent asset growth and branch expansion with a continued increase in earnings. This past year reflects the results of our plan and the continued commitment to build a top-performing financial institution. We are extremely proud of our employees’ accomplishments in 2005 and believe that we are well positioned for the upcoming year.”

Crescent State Bank is a state chartered bank operating nine banking offices in Cary (2), Apex, Clayton and Holly Springs, Southern Pines, Pinehurst, Sanford and Garner, North Carolina and one loan production office in Raleigh, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ National Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

Crescent Financial Corporation

Consolidated Balance Sheet

(Amounts in thousands except share and per share data)

(Unaudited)

	December 31, 2005	September 30, 2005	June 30, 2005
ASSETS
Cash and due from banks	$9,403	$12,176	$8,652
Interest earning deposits with banks	69	593	616
Federal funds sold	—	—	14,753
Investment securities available for sale at fair value	55,550	53,155	52,251
Loans	328,322	322,192	301,111
Allowance for loan losses	(4,351)	(4,293)	(4,066)
Net Loans	323,971	317,899	297,045
Accrued interest receivable	1,768	1,561	1,403
Federal Home Loan Bank stock	2,133	2,957	2,102
Bank premises and equipment	4,844	3,936	3,622
Investment in life insurance	5,483	5,434	5,384
Goodwill	3,600	3,600	3,600
Other assets	3,967	3,715	3,426

Total Assets	$410,788	$405,026	$392,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Demand	$46,830	$52,921	$50,322
Savings	9,365	7,072	3,673
Money market and NOW	87,695	82,636	94,930
Time	178,191	170,120	173,945
Total Deposits	322,081	312,749	322,870

Short-term borrowings	14,964	31,314	2,213
Long-term debt	30,248	30,248	38,248
Accrued expenses and other liabilities	2,038	1,537	1,381

Total Liabilities	369,331	375,848	364,712
STOCKHOLDERS’ EQUITY
Common stock	5,026	4,170	4,120
Additional paid-in capital	29,406	18,574	18,219
Retained earnings	7,707	6,702	5,857
Accumulated other comprehensive loss	(682)	(268)	(54)

Total Stockholders’ Equity	41,457	29,178	28,142

Total Liabilities and Stockholders’ Equity	$410,788	$405,026	$392,854

Ending shares outstanding ( b )	5,026,394	4,170,494	4,120,391
Book value per share	$8.25	$7.00	$6.83

Crescent Financial Corporation

Consolidated Balance Sheet

(Amounts in thousands except share and per share data)

(Unaudited)

	March 31, 2005	December 31, 2004 ( a )
ASSETS
Cash and due from banks	$7,563	$5,634
Interest earning deposits with banks	329	43
Federal funds sold	482	—
Investment securities available for sale at fair value	51,711	53,444
Loans	278,279	257,461
Allowance for loan losses	(3,876)	(3,668)
Net Loans	274,403	253,793
Accrued interest receivable	1,358	1,219
Federal Home Loan Bank stock	2,102	1,447
Bank premises and equipment	3,249	3,030
Investment in life insurance	5,333	5,284
Goodwill	3,600	3,600
Other assets	3,784	3,733

Total Assets	$353,914	$331,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Demand	$43,411	$42,818
Savings	3,306	3,037
Money market and NOW	76,442	74,114
Time	161,964	153,680
Total Deposits	285,123	273,649

Short-term borrowings	221	1,307
Long-term debt	40,248	28,248
Accrued expenses and other liabilities	1,388	1,246

Total Liabilities	326,980	304,450
STOCKHOLDERS’ EQUITY
Common stock	3,573	3,567
Additional paid-in capital	18,708	18,654
Retained earnings	5,204	4,563
Accumulated other comprehensive loss	(551)	(7)

Total Stockholders’ Equity	26,934	26,777

Total Liabilities and Stockholders’ Equity	$353,914	$331,227

Ending shares outstanding ( b )	4,108,937	4,101,922
Book value per share	6.55	$6.53

Crescent Financial Corporation

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

	For the year ended
	December 31, 2005	December 31, 2004 (a)
INTEREST INCOME
Loans	$20,456	$14,024
Investment securities available for sale	2,324	1,824
Fed funds sold and other interest	47	48

Total Interest Income	22,827	15,896

INTEREST EXPENSE
Deposits	6,884	4,431
Short-term borrowings	475	417
Long-term debt	1,513	618

Total Interest Expense	8,872	5,466

Net Interest Income	13,955	10,430
Provision for loan losses	807	736
Net interest income after provision for loan losses	13,148	9,694

Non-interest income
Mortgage loan origination income	755	574
Service charges and fees on deposit accounts	1,045	876
Realized gain/loss on sale of securities	(16)	—
Other ( c )	633	892

Total non-interest income	2,417	2,342

Non-interest expense
Salaries and employee benefits	5,905	4,421
Occupancy and equipment	1,728	1,516
Data processing	648	549
Other	2,481	2,045

Total non-interest expense	10,762	8,531

Income before income taxes	4,803	3,505

Income taxes	1,659	1,172

Net income	$3,144	$2,333

NET INCOME PER COMMON SHARE ( b )
Basic	$0.74	$0.57
Diluted	$0.70	$0.54

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ( b )
Basic	4,270,664	4,068,351
Diluted	4,492,053	4,282,838

Return on average assets	0.84%	0.76%
Return on average equity	10.34%	9.14%
Net interest margin	3.94%	3.61%
Allowance for loan losses to avg loans	1.33%	1.42%
Nonperforming loans to total loans	0.01%	0.00%
Nonperforming assets to total assets	0.01%	0.09%

( a )	Derived from audited consolidated financial statements.
( b )	Adjusted, where applicable, for the stock split effected as a 15% stock dividend paid on April 27, 2005 to stockholders of record on April 14, 2005.
( c )	During the fourth quarter of 2004, the Company sold a membership interest in a mortgage company and recognized a $118,000 gain. Distributions received throughout 2004 from the mortgage company amounted to an additional $287,000.

Crescent Financial Corporation

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

	For the three-month period ended
	December 31, 2005	September 30, 2005	June 30, 2005
INTEREST INCOME
Loans	$5,989	$5,466	$4,814
Investment securities available for sale	612	576	566
Fed funds sold and other interest	8	17	14

Total Interest Income	6,609	6,059	5,394

INTEREST EXPENSE
Deposits	2,077	1,841	1,619
Short-term borrowings	211	201	45
Long-term debt	383	369	405

Total Interest Expense	2,671	2,411	2,069

Net Interest Income	3,938	3,648	3,325
Provision for loan losses	60	240	303
Net interest income after provision for loan losses	3,878	3,408	3,022

Non-interest income
Mortgage loan origination income	186	237	159
Service charges and fees on deposit accounts	297	269	242
Realized gain/loss on sale of securities	—	(17)	1
Other ( c )	192	125	181

Total non-interest income	675	614	583

Non-interest expense
Salaries and employee benefits	1,723	1,509	1,369
Occupancy and equipment	454	443	440
Data processing	170	162	162
Other	659	604	643

Total non-interest expense	3,006	2,718	2,614

Income before income taxes	1,547	1,304	991

Income taxes	542	459	338

Net income	$1,005	$845	$653

NET INCOME PER COMMON SHARE ( b )
Basic	$0.21	$0.20	$0.16
Diluted	$0.20	$0.19	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ( b )
Basic	4,714,557	4,142,454	4,115,021
Diluted	4,918,451	4,384,392	4,369,012

Return on average assets	0.98%	0.86%	0.72%
Return on average equity	10.63%	11.62%	9.42%
Net interest margin	4.09%	3.93%	3.89%
Allowance for loan losses to avg loans	1.33%	1.33%	1.35%
Nonperforming loans to total loans	0.01%	0.07%	0.07%
Nonperforming assets to total assets	0.01%	0.05%	0.05%

( a )	Derived from audited consolidated financial statements.
( b )	Adjusted, where applicable, for the stock split effected as a 15% stock dividend paid on April 27, 2005 to stockholders of record on April 14, 2005.
( c )	During the fourth quarter of 2004, the Company sold a membership interest in a mortgage company and recognized a $118,000 gain. Distributions received throughout 2004 from the mortgage company amounted to an additional $287,000.

Crescent Financial Corporation

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

	March 31, 2005	December 31, 2004
INTEREST INCOME
Loans	$4,186	$3,927
Investment securities available for sale	569	533
Fed funds sold and other interest	9	19

Total Interest Income	4,764	4,479

INTEREST EXPENSE
Deposits	1,347	1,252
Short-term borrowings	356	125
Long-term debt	17	179

Total Interest Expense	1,720	1,556

Net Interest Income	3,044	2,923

Provision for loan losses	204	154
Net interest income after provision for loan losses	2,840	2,769

Non-interest income
Mortgage loan origination income	172	122
Service charges and fees on deposit accounts	237	202
Realized gain/loss on sale of securities	—	—
Other ( c )	135	228

Total non-interest income	544	552

Non-interest expense
Salaries and employee benefits	1,302	1,188
Occupancy and equipment	392	392
Data processing	154	148
Other	575	549

Total non-interest expense	2,423	2,277

Income before income taxes	961	1,044

Income taxes	320	355

Net income	$641	$689

NET INCOME PER COMMON SHARE ( b )
Basic	$0.16	$0.17
Diluted	$0.15	$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ( b )
Basic	4,105,337	4,101,922
Diluted	4,339,019	4,311,156
Return on average assets	0.76%	0.83%
Return on average equity	9.50%	10.21%
Net interest margin	3.84%	3.75%
Allowance for loan losses to avg loans	1.39%	1.42%
Nonperforming loans to total loans	0.03%	0.00%
Nonperforming assets to total assets	0.02%	0.09%

( a )	Derived from audited consolidated financial statements.
( b )	Adjusted, where applicable, for the stock split effected as a 15% stock dividend paid on April 27, 2005 to stockholders of record on April 14, 2005.
( c )	During the fourth quarter of 2004, the Company sold a membership interest in a mortgage company and recognized a $118,000 gain. Distributions received throughout 2004 from the mortgage company amounted to an additional $287,000.